EXHIBIT 99.1

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Investor contact: Ann Thornton 414-438-6887
Media contact: Kate Venne 414-358-5176

Brady Corporation Reports Fiscal 2017 Third Quarter Results and Tightens its Fiscal 2017 EPS Guidance

•	Earnings per diluted Class A Nonvoting Common Share were $0.43 in the third quarter of fiscal 2017 compared to $0.42 in the same quarter of the prior year.

•	Organic revenue declined 1.9 percent for the quarter ended April 30, 2017.

•	Net debt was $8.9 million at April 30, 2017 compared to $100.9 million at April 30, 2016, providing flexibility for future investments.

•	Earnings per diluted Class A Common Share guidance for the full year ending July 31, 2017 tightened from a range of $1.75 to $1.85 to a range of $1.80 to $1.85.

MILWAUKEE (May 25, 2017)--Brady Corporation (NYSE: BRC) (“Brady” or “Company”), a world leader in identification solutions, today reported its financial results for its fiscal 2017 third quarter ended April 30, 2017.

Quarter Ended April 30, 2017 Financial Results:
Net earnings for the quarter ended April 30, 2017, were $22.6 million compared to $21.0 million in the same quarter last year.
Earnings per diluted Class A Nonvoting Common Share were $0.43 for the quarter ended April 30, 2017, compared to $0.42 in the same quarter last year.
Sales for the quarter ended April 30, 2017, decreased 3.8 percent to $275.9 million compared to $286.8 million in the same quarter last year. Total organic sales decreased 1.9 percent and the impact of foreign currency translation decreased sales by 1.9 percent. By segment, organic sales decreased 0.8 percent in Identification Solutions and decreased 4.6 percent in Workplace Safety.

Nine-Month Period Ended April 30, 2017 Financial Results:
Net earnings for the nine-month period ended April 30, 2017, were $70.4 million compared to $55.0 million in the same period last year.
Earnings per diluted Class A Nonvoting Common Share were $1.36 for the nine-month period ended April 30, 2017, compared to $1.08 in the same period last year.
Sales for the nine-month period ended April 30, 2017, decreased 1.7 percent to $824.1 million compared to $838.5 million in the same period last year. Total organic sales decreased 0.3 percent and foreign currency translation decreased sales by 1.4 percent. By segment, organic sales increased 0.6 percent in Identification Solutions and decreased 2.5 percent in Workplace Safety.

Commentary:
“Our consistent focus on developing high-quality products, providing excellent customer service, pushing for efficiencies throughout our SG&A structure, and empowering the Brady team with local ownership and accountability are the primary drivers of our improved financial results. This quarter marks our seventh consecutive quarter of year-over-year earnings growth,” said Brady’s President and Chief Executive Officer, J. Michael Nauman. “We believe that our focus on driving efficiencies combined with our organic sales initiatives and our new product pipeline is beginning to generate improved organic sales trends, and will continue to drive future profit improvements. That said, challenges in the distribution channel will impact our Workplace Safety business while we are more optimistic about growth in the fourth quarter in Identification Solutions. Looking forward, our priorities remain unchanged, which are to grow our pipeline of innovative new products, provide excellent customer service and deliver operational efficiencies. We are pleased with our ability to improve our financial performance while maintaining our focus on our long-term strategy.”
“Third quarter revenues were approximately in line with our expectations coming into the quarter, finishing with an organic sales decline of 1.9 percent. Our third quarter was impacted by fewer billing days compared to the same quarter in the prior year. Organic sales were up 0.7% on a per day basis. Our ability to drive operational efficiencies and actively reduce our general and administrative structure provided financial benefits this quarter,” said Brady’s Chief Financial Officer, Aaron Pearce. “Cash generation for the quarter ended April 30, 2017 continued to be strong, as we finished with net cash provided by operating activities of $37.8 million while reducing our net debt by $28.8 million this quarter. Our strong balance sheet provides significant flexibility for future investments in new products and returning funds to our shareholders.”

Fiscal 2017 Guidance:
The Company is tightening its earnings per diluted Class A Common Share guidance from a range of $1.75 to $1.85 to a range of $1.80 to $1.85 for the full year ending July 31, 2017. Included in this guidance are organic sales ranging from a low single-digit decline to slightly positive growth for the year ending July 31, 2017. Offsetting this challenging revenue environment are ongoing efficiency gains in the Company’s manufacturing facilities and selling, general, and administrative expenses. This guidance is based upon foreign currency exchange rates as of April 30, 2017, a full-year income tax rate in the mid-20 percent range, depreciation and amortization expense of $28 million, and capital expenditures approximating $17 million.

A webcast regarding Brady’s fiscal 2017 third quarter financial results will be available at www.bradycorp.com beginning at 9:30 a.m. Central Time today.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect people, products and places. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software. Founded in 1914, the Company has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, medical, aerospace and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2016, employed approximately 6,500 people in its worldwide businesses. Brady’s fiscal 2016 sales were approximately $1.12 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.

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In this news release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: our ability to compete effectively or to successfully execute our strategy; Brady’s ability to develop technologically advanced products that meet customer demands; difficulties in protecting our websites, networks, and systems against security breaches; deterioration or instability in the global economy and financial markets; decreased demand for our products; Brady’s ability to retain large customers; risks associated with the loss of key employees; changes in tax legislation and tax rates; Brady’s ability to execute facility consolidations and maintain acceptable operational service metrics; extensive regulations by U.S. and non-U.S. governmental and self-regulatory entities; litigation, including product liability claims; divestitures and contingent liabilities from divestitures; Brady’s ability to properly identify, integrate, and grow acquired companies; foreign currency fluctuations; potential write-offs of Brady’s substantial intangible assets; differing interests of voting and non-voting shareholders; Brady’s ability to meet certain financial covenants required by our debt agreements; numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2016.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited; Dollars in thousands, except per share data)

	Three months ended April 30,		Nine months ended April 30,
	2017	2016	2017	2016
Net sales	$275,927	$286,816	$824,104	$838,519
Cost of products sold	136,018	141,373	409,679	420,835
Gross margin	139,909	145,443	414,425	417,684
Operating expenses:
Research and development	9,950	8,865	28,577	26,531
Selling, general and administrative	98,409	105,794	291,128	306,678
Total operating expenses	108,359	114,659	319,705	333,209

Operating income	31,550	30,784	94,720	84,475

Other income (expense):
Investment and other income (expense)	453	721	560	(1,030)
Interest expense	(1,375)	(1,838)	(4,565)	(6,119)

Earnings before income taxes	30,628	29,667	90,715	77,326

Income tax expense	8,075	8,686	20,312	22,352

Net earnings	$22,553	$20,981	$70,403	$54,974

Net earnings per Class A Nonvoting Common Share:
Basic	$0.44	$0.42	$1.38	$1.09
Diluted	$0.43	$0.42	$1.36	$1.08
Dividends	$0.21	$0.20	$0.62	$0.61

Net earnings per Class B Voting Common Share:
Basic	$0.44	$0.42	$1.37	$1.07
Diluted	$0.43	$0.42	$1.34	$1.07
Dividends	$0.21	$0.20	$0.60	$0.59

Weighted average common shares outstanding (in thousands):
Basic	51,227	50,251	50,972	50,602
Diluted	52,201	50,505	51,882	50,747

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	April 30, 2017	July 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$129,077	$141,228
Accounts receivable—net	145,755	147,333
Inventories:
Finished products	61,025	64,313
Work-in-process	17,326	16,678
Raw materials and supplies	19,126	18,436
Total inventories	97,477	99,427
Prepaid expenses and other current assets	20,343	19,436
Total current assets	392,652	407,424
Other assets:
Goodwill	425,935	429,871
Other intangible assets	54,107	59,806
Deferred income taxes	26,228	27,238
Other	18,152	17,181
Property, plant and equipment:
Cost:
Land	7,271	5,809
Buildings and improvements	95,662	95,355
Machinery and equipment	257,465	256,549
Construction in progress	4,362	2,842
	364,760	360,555
Less accumulated depreciation	268,586	258,111
Property, plant and equipment—net	96,174	102,444
Total	$1,013,248	$1,043,964
LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current liabilities:
Notes payable	$4,072	$4,928
Accounts payable	60,144	62,245
Wages and amounts withheld from employees	45,079	45,998
Taxes, other than income taxes	7,109	7,403
Accrued income taxes	2,706	6,136
Other current liabilities	39,022	40,017
Total current liabilities	158,132	166,727
Long-term obligations, less current maturities	133,894	211,982
Other liabilities	57,159	61,657
Total liabilities	349,185	440,366
Stockholders’ investment:
Common Stock:
Class A nonvoting common stock—Issued 51,261,487 and 51,261,487 shares, respectively and outstanding 47,738,671 and 46,920,974 shares, respectively	513	513
Class B voting common stock—Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	321,936	317,001
Earnings retained in the business	492,411	453,371
Treasury stock—3,522,816 and 4,340,513 shares, respectively of Class A nonvoting common stock, at cost	(87,493)	(108,714)
Accumulated other comprehensive loss	(63,339)	(54,745)
Other	—	(3,863)
Total stockholders’ investment	664,063	603,598
Total	$1,013,248	$1,043,964

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Dollars in thousands)

	Nine months ended April 30,
	2017	2016
Operating activities:
Net earnings	$70,403	$54,974
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,789	24,896
Stock-based compensation expense	7,445	6,247
Deferred income taxes	(2,707)	3,169
Changes in operating assets and liabilities:
Accounts receivable	(931)	4,679
Inventories	666	4,556
Prepaid expenses and other assets	(1,987)	(734)
Accounts payable and accrued liabilities	754	3,432
Income taxes	(3,270)	(2,669)
Net cash provided by operating activities	91,162	98,550

Investing activities:
Purchases of property, plant and equipment	(10,856)	(7,468)
Other	38	1,987
Net cash used in investing activities	(10,818)	(5,481)

Financing activities:
Payment of dividends	(31,362)	(30,603)
Proceeds from exercise of stock options	18,674	663
Purchase of treasury stock	—	(23,552)
(Repayments) proceeds from borrowing on credit facilities	(60,415)	28,819
Principal payments on debt	(16,371)	(42,514)
Debt issuance costs	—	(803)
Income tax on equity-based compensation, and other	(512)	(1,238)
Net cash used in financing activities	(89,986)	(69,228)

Effect of exchange rate changes on cash	(2,509)	3,263

Net (decrease) increase in cash and cash equivalents	(12,151)	27,104
Cash and cash equivalents, beginning of period	141,228	114,492

Cash and cash equivalents, end of period	$129,077	$141,596

BRADY CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited; Dollars in thousands)

	Three months ended April 30,		Nine months ended April 30,
	2017	2016	2017	2016
SALES TO EXTERNAL CUSTOMERS
ID Solutions	$196,880	$201,482	$589,106	$592,282
Workplace Safety	79,047	85,334	234,998	246,237
Total	$275,927	$286,816	$824,104	$838,519

SALES INFORMATION
ID Solutions
Organic	(0.8)%	(0.9)%	0.6%	(0.9)%
Currency	(1.5)%	(1.1)%	(1.1)%	(3.5)%
Total	(2.3)%	(2.0)%	(0.5)%	(4.4)%
Workplace Safety
Organic	(4.6)%	1.7%	(2.5)%	(0.2)%
Currency	(2.9)%	(0.9)%	(2.1)%	(6.2)%
Total	(7.5)%	0.8%	(4.6)%	(6.4)%
Total Company
Organic	(1.9)%	(0.1)%	(0.3)%	(0.7)%
Currency	(1.9)%	(1.1)%	(1.4)%	(4.3)%
Total	(3.8)%	(1.2)%	(1.7)%	(5.0)%

SEGMENT PROFIT
ID Solutions	$32,633	$31,898	$94,676	$80,385
Workplace Safety	5,120	6,012	17,615	21,690
Total	$37,753	$37,910	$112,291	$102,075
SEGMENT PROFIT AS A PERCENT OF SALES
ID Solutions	16.6%	15.8%	16.1%	13.6%
Workplace Safety	6.5%	7.0%	7.5%	8.8%
Total	13.7%	13.2%	13.6%	12.2%

	Three months ended April 30,		Nine months ended April 30,
	2017	2016	2017	2016
Total segment profit	$37,753	$37,910	$112,291	$102,075
Unallocated amounts:
Administrative costs	(6,203)	(7,126)	(17,571)	(17,600)
Investment and other income (expense)	453	721	560	(1,030)
Interest expense	(1,375)	(1,838)	(4,565)	(6,119)
Earnings before income taxes	$30,628	$29,667	$90,715	$77,326